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Exhibit 11.  Statement re computation of per share earnings.

                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

                                                                              Three months ended June 30,
                                                                                 2001            2000
                                                                             ------------    ------------
Net income before extraordinary item and cumulative
   effect of change in accounting principle                                  $100,838,000    $ 83,294,000
Loss on redemption of debt (net of applicable tax benefit)                     (1,080,000)              0
                                                                             ------------    ------------
Net income before cumulative effect of change in accounting principle          99,758,000      83,294,000
Cumulative effect of change in accounting principle
   (net of applicable tax benefit)                                            (26,584,000)              0
                                                                             ------------    ------------
         Net income                                                          $ 73,174,000    $ 83,294,000
                                                                             ============    ============
         Basic weighted average shares and
            common stock equivalents outstanding                              125,239,923     128,050,502

         Diluted weighted average shares and
            common stock equivalents outstanding                              126,130,751     128,259,768

Basic earnings per share:

Net income before extraordinary item and cumulative
   effect of change in accounting prnciple                                   $       0.81    $       0.65
Loss on redemption of debt (net of applicable tax benefit)                          (0.01)           0.00
                                                                             ------------    ------------
Net income before cumulative effect of change in accounting principle                0.80            0.65
Cumulative effect of change in accounting principle
   (net of applicable tax benefit)                                                  (0.22)           0.00
                                                                             ------------    ------------
         Net income                                                          $       0.58    $       0.65
                                                                             ============    ============
Diluted earnings per share:

Net income before extraordinary item and cumulative
   effect of change in accounting principle                                  $       0.80    $       0.65
Loss on redemption of debt (net of applicable tax benefit)                          (0.01)           0.00
                                                                             ------------    ------------
Net income before cumulative effect of change in accounting principle                0.79            0.65
Cumulative effect of change in accounting principle
   (net of applicable tax benefit)                                                  (0.21)           0.00
                                                                             ------------    ------------
         Net income                                                          $       0.58    $       0.65
                                                                             ============    ============

                         (Continued on following page)
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                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                  (Continued)

                                                                              Six months ended June 30,
                                                                                 2001            2000
                                                                             ------------    ------------
Net income from continuing operations before extraordinary item
   and cumulative effect of change in accounting principle                   $200,541,000    $172,176,000
Loss from discontinued operations (net of applicable tax benefit)              (3,280,000)              0
                                                                             ------------    ------------
Net income before extraordinary item and cumulative effect of
   change in accounting principle                                             197,261,000     172,176,000
Loss on redemption of debt (net of applicable tax benefit)                     (1,105,000)              0
                                                                             ------------    ------------
Net income before cumulative effect of change in accounting principle         196,156,000     172,176,000
Cumulative effect of change in accounting principle (net of
   applicable tax benefit)                                                    (26,584,000)              0
                                                                             ------------    ------------
         Net income                                                          $169,572,000    $172,176,000
                                                                             ============    ============
         Basic weighted average shares and
            common stock equivalents outstanding                              125,709,646     129,373,516

         Diluted weighted average shares and
            common stock equivalents outstanding                              126,445,317     129,545,406

Basic earnings per share:

Net income from continuing operations before extraordinary item
   and cumulative effect of change in accounting principle                   $       1.60    $       1.33
Loss from discontinued operations (net of applicable tax benefit)                   (0.03)           0.00
                                                                             ------------    ------------
Net income before extraordinary item and cumulative effect of
   change in accounting principle                                                    1.57            1.33
Loss on redemption of debt (net of applicable tax benefit)                          (0.01)           0.00
                                                                             ------------    ------------
Net income before cumulative effect of change in accounting principle                1.56            1.33
Cumulative effect of change in accounting principle (net of
   applicable tax benefit)                                                          (0.21)           0.00
                                                                             ------------    ------------
         Net income                                                          $       1.35    $       1.33
                                                                             ============    ============
Diluted earnings per share:

Net income from continuing operations before extraordinary item
   and cumulative effect of change in accounting principle                   $       1.59    $       1.33
Loss from discontinued operations (net of applicable tax benefit)                   (0.03)           0.00
                                                                             ------------    ------------
Net income before extraordinary item and cumulative effect of
   change in accounting principle                                                    1.56            1.33
Loss on redemption of debt (net of applicable tax benefit)                          (0.01)           0.00
                                                                             ------------    ------------
Net income before cumulative effect of change in accounting principle                1.55            1.33
Cumulative effect of change in accounting principle (net of
   applicable tax benefit)                                                          (0.21)           0.00
                                                                             ------------    ------------
         Net income                                                          $       1.34    $       1.33
                                                                             ============    ============